Exhibit 10.82

(Heritage Club at Lowry)

EXCEPTIONS TO NONRECOURSE GUARANTY

THIS EXCEPTIONS TO NONRECOURSE GUARANTY (“Guaranty”) is entered into as of __________, 2005, by the undersigned (the “Key Principal” whether one or more), for the benefit of and in order to induce GMAC COMMERCIAL MORTGAGE BANK, a Utah industrial bank (together with its “successors and assigns,” the “Lender), to make a loan to DENVER LOWRY JV, LLC, a Delaware limited liability company (the “Borrower”), in the amount of $25,480,000.00 (the “Loan”).

RECITALS

A.  The Loan is evidenced by a Promissory Note from Borrower to Lender of even date herewith (the “Note”). The Loan is secured by Deed of Trust, Assignment of Rents and Security Agreement of even date herewith (the “Mortgage”), covering the property described in the Mortgage and located in Denver, Denver County, Colorado (the “Property”).

B.  The Note, as may be amended from time to time, shall be referred to in this Guaranty as the “Note.” The Mortgage, as may be amended from time to time, shall be referred to in this Guaranty as the “Mortgage.” The term “Loan Documents” when used in this Guaranty, shall mean, collectively, the following documents: (i) the Note, (ii) the Mortgage, (iii) the Loan Agreement by and between Borrower and Lender of even date herewith (“Loan Agreement”), and (iv) all other documents or agreements executed in connection with the Loan, whether presently existing or hereinafter entered into, as such Loan Documents may be amended from time to time.

C.  Lender is not willing to make the Loan unless the undersigned Key Principal executes this Guaranty.

NOW, THEREFORE, in order to induce Lender to make the Loan evidenced by the Note and secured by the Mortgage, and in consideration thereof, Key Principal hereby (1) irrevocably and unconditionally, guarantees to Lender the prompt payment when due, by acceleration or otherwise, all of the obligations and liabilities of Borrower under the Loan Documents in the event of Borrower’s default under Section 13 or Section 25 (but not an event of default arising from any act or omission of Borrower under Section 6.19(q) of the Loan Agreement) of the Mortgage, which is not cured within thirty (30) days after Lender’s written notice thereof and (2) irrevocably and unconditionally guarantees to Lender the full and prompt payment to Lender of all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement, foreseeable and unforeseeable consequential damages, of whatever kind or nature (collectively, “Losses”) to the extent due to: (a) fraud or intentional misrepresentation by Borrower or ARC Lowry, LLC, a Tennessee limited liability company (“Managing

Member”), or Key Principal in connection with the execution and the delivery of the Note, the Mortgage or any of the other Loan Documents, (b) Borrower’s and/or Manager’s (as defined in the “Loan Agreement”) misapplication or misappropriation of accounts receivable collected in advance or received by Borrower or Manager after the occurrence of an Event of Default (as defined in the Loan Documents), (c) the misapplication or the misappropriation of insurance proceeds or condemnation awards by any person other than Lender, (d) Borrower’s and/or Manager’s failure to pay Impositions (as defined in the Mortgage) when due (except to the extent that sums sufficient to pay such amounts have been deposited in escrow with Lender pursuant to the terms of the Mortgage) or Borrower’s and/or Manager’s failure to comply with Section 5.26 of the Loan Agreement with respect to charges for labor or materials or other charges that can create liens or security interests that have priority over Lender’s lien under the Mortgage or security interest under the Loan Documents with respect to the Property, (e) Borrower’s and/or Manager’s failure to manage, maintain, repair, restore and otherwise operate the Property in a commercially reasonable manner in accordance with the Mortgage and the other Loan Documents, which is not cured within thirty (30) days after Lender’s written notice thereof, (f) Borrower’s failure to comply with Section 6.4 of the Loan Agreement with respect to any property taken from the Property by or on behalf of Borrower and not replaced with property of the same utility and of the same or greater value, (g) any act of actual waste or arson or criminal acts by Borrower or Manager, or any principals or constituents thereof or by any indemnitor or Key Principal with respect to the Property, (h) any fees or distributions paid by Borrower to any principal, affiliate, member or Managing Member thereof or to any indemnitor or Key Principal in violation of the terms of the Note, the Mortgage or the other Loan Documents, (i) Borrower’s failure to pay all fees, charges and taxes with respect to the making of the Note and/or the recording of the Mortgage, (j) Borrower’s failure to comply with Article VIII of the Loan Agreement, (k) the occurrence of an Event of Default under Section 9.1(f) of the Loan Agreement, but only if Borrower has consented to a proceeding constituting an Event of Default under such Section 9.1(f), or if Borrower, Key Principal, Managing Member or any affiliate of Borrower, Key Principal or Managing Member has acted in concert with, colluded or conspired to cause such proceeding, (l) the occurrence of an Event of Default under Section 9.1(e) of the Loan Agreement, except for a proceeding or a petition filed by Manager, which is not in any way affiliated with Borrower or Guarantor, (m) the Borrower’s failure to maintain and preserve free of all security interests and other encumbrances, all legal and beneficial interests in all certificates of need and other licensure and regulatory approvals required for operation of the Property, including, without limitation, if applicable, any approvals required to obtain reimbursements under Medicare (as defined in the Loan Agreement), Medicaid (as defined in the Loan Agreement) and any veteran’s program benefits (as applicable), (n) Borrower’s failure to pay all fees and expenses of Lender pursuant to Section 10.2 of the Loan Agreement, (o) failure of Borrower to comply with Section 5.6 or Section 5.8 of the

Loan Agreement relating to the delivery of financial information, books and records, reports, statements, notices, contracts and leases, which is not cured within thirty (30) days after Lender’s written notice thereof, (p) Borrower’s failure to cause to be maintained, the insurance coverages and policies with respect to the Property and the Facility (as defined in the Loan Agreement) more fully described in Section 5.5 of the Loan Agreement or (q) Borrower’s failure to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations (all items listed in 1 and 2 above are collectively referred to herein as the “Guaranteed Obligations”). Key Principal hereby also irrevocably and unconditionally agrees to pay, on demand, all costs and expenses, including reasonable attorneys’ fees and disbursements, incurred by Lender in enforcing its rights under this Guaranty. Nothing herein shall be deemed to be a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Indebtedness (as defined in the Mortgage) secured by the Mortgage or to require that all collateral shall continue to secure all of the Indebtedness owing to Lender in accordance with this Note, the Mortgage and the other Loan Documents. This Guaranty is an unconditional guaranty of payment, and not a guaranty of collection, and may be enforced by Lender directly against Key Principal without any requirement that Lender must first exercise its rights against Borrower or, if Borrower is a partnership, any general partner of Borrower or any collateral or other security for payment of the Note.

The obligations of Key Principal under this Guaranty shall be performed without demand by Lender and shall be unconditional irrespective of the genuineness, validity, regularity or enforceability of the Note, the Mortgage, the Loan Agreement, the Loan Documents, or any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Key Principal hereby waives the benefit of all principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty, and agrees that the obligations of Key Principal shall not be affected by any circumstances, whether or not referred to in this Guaranty, which might otherwise constitute a legal or equitable discharge of a surety or guarantor. Key Principal hereby waives the benefits of any right of discharge under any and all statutes or other laws relating to guarantors or sureties and any other rights of sureties and guarantors thereunder. Without limiting the generality of the foregoing, Key Principal hereby waives diligence, presentment, demand for payment, protest, all notices which may be required by statute, rule of law or otherwise to preserve intact Lender’s rights against Key Principal under this Guaranty, including, but not limited to, notice of acceptance, notice of any amendment of the Loan Documents, notice of the occurrence of any default, notice of intent to accelerate, notice of acceleration, notice of dishonor, notice of foreclosure, notice of protest, notice of the incurring by Borrower of any of the Guaranteed Obligations, and generally, all demands, notices and other formalities of every kind in connection with this Guaranty, and all rights to require Lender to (a) proceed against Borrower or, if Borrower is a partnership, any general partner of Borrower, (b) proceed against or exhaust any collateral held by Lender to secure the payment of the Loan, or (c) pursue any other remedy it may now or hereafter have against Borrower, or, if Borrower is a partnership, any general partner of Borrower.

Notwithstanding anything contained in the Loan Documents to the contrary, Key Principal covenants and agrees to maintain, until such time as the Loan has been paid in full, a Liquidity Amount of $10,000,000.00 and a Fixed Charge Coverage Ratio (as defined herein) of 1.25. For purposes hereof, “Liquidity Amount” shall mean unencumbered and unrestricted cash and cash equivalents as approved by Lender in its sole discretion. For purposes hereof, “Fixed Charge Coverage Ratio” shall mean, at the end of any fiscal quarter of Key Principal, the ratio of (a) Portfolio EBITDAR to (b) Portfolio Fixed Charges, as defined herein. “Portfolio EBITDAR shall mean, as of the end of any fiscal quarter of Key Principal, the aggregate net income of Key Principal and its subsidiaries, as determined in accordance with GAAP on a consolidated basis, during the trailing six (6)-month period, adjusted to add thereto, without duplication, (a) interest expense, (b) income tax expense, (c) depreciation and amortization expense, and (d) rental expense, as determined in accordance with GAAP on a consolidated basis, during such trailing six (6)-month period, and as further adjusted to add thereto or subtract there from (I) any gains or losses arising from the sale of assets, (ii) any non-cash stock based employee compensation expense arising from the application of (X)APB 25 “Accounting for Stock Issued to Employees”, (Y) SFAS 123R, “Accounting for Shared

Based Payment” or (Y) SFAS No. 148, “Stock-Based Compensation Transition and Disclosure” or (II) any items of income or expense which are deemed to be “extraordinary” in accordance with GAAP, and any other non-cash, non-recurring charges and expenses. As used herein, “non-recurring charges and expenses” means expenditures or charges that (i) have not been incurred within the prior two years, and (ii) are not reasonably likely to recur within the subsequent two year period. “Portfolio Fixed Charges” shall mean, as of the end of any fiscal quarter of Key Principal, the sum of (a) all net lease expenses, (b) all interest expenses (including the interest component of rentals under capitalized leases), exclusive of prepayment fees or one-time loan fees or similar expenses, (c) all scheduled principal amortization payments under indebtedness or capitalized leases, exclusive of balloon payments due on maturity or expiration, as applicable, (d) all dividends paid on preferred stock, and (e) all mandatory distributions of earnings to shareholders, for Key Principal and its subsidiaries, as determined on a consolidated basis in accordance with GAAP, during the trailing six (6)-month period.

Key Principal hereby agrees that, at any time or from time to time and any number of times, without notice to Key Principal and without affecting the liability of Key Principal, (a) the time for payment of the principal and/or interest on the Note may be extended or the Note may be renewed in whole or in part one or more times; (b) the time for Borrower’s performance of or compliance with any covenant or agreement contained in the Note, the Mortgage, the Loan Agreement, or any of the other Loan Documents evidencing, securing or governing the Loan, whether presently existing or hereinafter entered into, may be extended or such performance or compliance may be waived; (c) the maturity of the Note may be accelerated as provided therein or in the Mortgage, or any of the other Loan Documents; (d) the Note, the Mortgage, the Loan Agreement, or any other Loan Documents, may be modified or amended by Lender and Borrower in any respect, including, but not limited to, an increase in the principal amount; and (e) any security for the Loan may be modified, exchanged, surrendered or otherwise dealt with or additional security may be pledged or mortgaged for the Loan.

If any payment by Borrower is held to constitute a preference under any applicable bankruptcy or similar laws, or if for any reason Lender is required to refund any sums to Borrower, such amounts shall not constitute a release of any liability of Key Principal hereunder. It is the intention of Lender and Key Principal that Key Principal’s obligations hereunder shall not be discharged except by Key Principal’s performance of such obligations and then only to the extent of such performance.

Any obligation or debt of Borrower now or hereafter held by Key Principal is hereby subordinated to the Guaranteed Obligations. Following the occurrence of an Event of Default (as defined in the Loan Agreement), Key Principal shall not enforce or collect any such indebtedness from Borrower. Nevertheless, upon request by Lender, Key Principal shall collect, enforce and receive such indebtedness of Borrower to Key Principal. Any sums collected at Lender’s request or collected in contravention of the prohibition set forth herein shall be held by Key Principal as trustee for Lender and shall be paid over to Lender on account of the Guaranteed Obligations; provided, however, that such payments shall not impair, reduce or affect in any manner the liability of Key Principal under the other provisions of this Guaranty.

Key Principal agrees that Lender, in its sole and absolute discretion, may (a) bring suit against Key Principal and any guarantor(s) of the Loan, if any, jointly and severally, or against any one or more of them; (b) release any guarantor(s) of the Loan, if any, from liability thereunder; and (d) otherwise deal with Key Principal and any guarantor(s) of the Loan, if any, or any one or more of them, in any manner whatsoever, and that no such action shall impair the rights of Lender to collect the Guaranteed Obligations from Key Principal. Nothing contained in this paragraph shall in any way affect or impair the rights or obligations of the Key Principal with respect to any guarantor of the Loan, if any.

Lender may assign its rights under this Guaranty in whole or in part and upon any such assignment, all the terms and provisions of this Guaranty shall inure to the benefit of such assignee to the extent so assigned. The terms used to designate any of the parties herein shall be deemed to include the heirs, legal representatives, successors and assigns of such parties; and the term “Lender” shall include, in addition to Lender, any lawful owner, holder or pledgee of the Note.

Key Principal shall have no right of, and hereby waives any claim for, subrogation or reimbursement against the Borrower or, if Borrower is a general partnership, any general partner of Borrower by reason of any payment by Key Principal under this Guaranty, whether such right or claim arises at law or in equity or under any contract or statute.

KEY PRINCIPAL HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING COMMENCED BY LENDER AGAINST KEY PRINCIPAL UNDER THIS GUARANTY.

Key Principal irrevocably submits to the jurisdiction of any state or federal court sitting in the State of Colorado over any suit, action, or proceeding arising out of or relating to this Guaranty. Key Principal irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such suit, action, or proceeding brought in any such court shall be conclusive and binding upon the Key Principal and may be enforced in any court to whose jurisdiction the Key Principal is subject, by a suit upon such judgment provided that service of process is effected upon the Key Principal in a manner specified in this Guaranty or as otherwise permitted by applicable law.

Key Principal hereby irrevocably designates and appoints Corporation Service Company of Denver, Colorado, as its authorized agent to accept and acknowledge on its behalf service of any and all process that may be served in any suit, action, or proceeding instituted in connection with this Guaranty in any state or federal court sitting in the State of Colorado. If such agent shall cease so to act, Key Principal shall irrevocably designate and appoint without delay another such agent in the State of Colorado satisfactory to the Lender and shall promptly deliver to the Lender evidence in writing of such agent’s acceptance of such appointment and its agreement that such appointment shall be irrevocable.

Key Principal hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Guaranty by (a) the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to it at its address designated herein and (b) serving a copy thereof upon the agent, if any, hereinabove designated and appointed by the Key Principal as the Key Principal’s agent for service of process. Key Principal irrevocably agrees that such service shall be deemed in every respect to be effective service of process in any such suit, action, or proceeding. Nothing in this Guaranty shall affect the right of the Lender to serve process in any manner otherwise permitted by law and nothing in this Guaranty will limit the right of the Lender otherwise to bring proceedings against the Key Principal, or any of them, in the courts of any other appropriate jurisdiction.

THIS GUARANTY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE LENDER AND KEY PRINCIPAL AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS. KEY PRINCIPAL COVENANTS AND AGREES THAT THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE LENDER AND KEY PRINCIPAL AND ALL PRIOR OR CONTEMPORANEOUS AGREEMENTS, UNDERSTANDINGS, REPRESENTATIONS, AND STATEMENTS, ORAL OR WRITTEN, ARE MERGED INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS. NEITHER THIS GUARANTY NOR ANY PROVISION HEREOF MAY BE WAIVED, MODIFIED, AMENDED, DISCHARGED, OR TERMINATED EXCEPT BY AN AGREEMENT IN WRITING SIGNED BY THE PARTY AGAINST WHICH THE ENFORCEMENT OF SUCH WAIVER, MODIFICATION, AMENDMENT, DISCHARGE, OR TERMINATION IS SOUGHT, AND THEN ONLY TO THE EXTENT SET FORTH IN SUCH AGREEMENT.

[REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Key Principal has caused this Guaranty to be properly executed by its respective duly authorized representative as of the day and year first above written.

WITNESS:	KEY PRINCIPAL:

AMERICAN RETIREMENT CORPORATION, a Tennessee corporation

By:
[Print Name]	Title: Name: Address: